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                                         SUBSIDIARIES OF REGISTRANT

                                            Kelly Services, Inc.



                                                       State/Jurisdiction
                     Subsidiary                         of Incorporation            Business Name
Kelly Services (Canada), Ltd.                          Canada               Kelly Temporary Services

Les Services Kelly (Quebec) Inc.                       Quebec               Les Services Kelly
  (a subsidiary of Kelly Services (Canada), Ltd.)

Lenore Simpson Personnel, Ltd.                         Ontario              Lenore Simpson Personnel
  (a subsidiary of Kelly Services (Canada), Ltd.)

Societe Services Kelly                                 Delaware             Kelly Services

Kelly Properties, Inc.                                 Michigan             Kelly Properties

Kelly Services (Ireland), Ltd.                         Delaware             Kelly Temporary Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Services (UK), Ltd.                              Delaware             Kelly Temporary Services
  (a subsidiary of Kelly Services (Ireland), Ltd.)

Kelly Assisted Living Services, Inc.                   Delaware             Kelly Assisted Living Services

Kelly Services (Australia), Ltd.                       Delaware             Kelly Temporary Services

Kelly Services (New Zealand), Ltd.                     Delaware             Kelly Temporary Services

Kelly Professional Services, Inc.                      Delaware             Kelly Professional Services

Kelly Professional Services (France), Inc.             Delaware             Kelly Professional Services

Kelly Services of Denmark, Inc.                        Delaware             Kelly Bemanningslosninger
                                                                            Karin Lanng Kelly

Kelly Services (Nederland), B.V.                       The Netherlands      Kelly Uitzendburo

Kelly Services Norge A.S.                              Norway               Kelly Personal Byraet
  (a subsidiary of Kelly Services (Nederland), B.V.)

Kelly de Mexico, S.A. de C.V.                          Mexico               Kelly Temporary Services

KSI Acquisition Corporation                            California           Your Staff

OK Personnel Service Holding SA                        Switzerland          OK Personnel

Kelly Pinpoint, Inc.                                   Delaware             Kelly PinPoint

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